Exhibit 10.14 - First Amendment, dated August 31, 2001 to Carteret frozen food warehouse lease dated November 26, 1997




                            FIRST AMENDMENT OF LEASE

     THIS AMENDMENT OF LEASE, dated this 31st day of August, 2001, by and between AMAX REALTY DEVELOPMENT, INC., a Delaware Corporation and V. PAULIUS & ASSOCIATES, a New Jersey Corporation, collectively T/A PORT CARTERET, a joint venture (hereinafter called "Landlord") and DIGIORGIO CORPORATION, a Delaware Corporation, (hereinafter called "Tenant").

                                 W H E R E A S,

     A. Landlord and Tenant previously have entered into a lease agreement dated November 26, 1997 for the leasing of certain lands and improvements in Carteret, New Jersey ("Lease");

     B. The Commencement Date of the Lease was March 8, 1998; and

     C. The parties hereto desire to amend the Lease in certain respects;

     NOW THEREFORE, for and in consideration of the premises and covenants contained therein, the parties hereto agree as follows:

     1. The recitals set forth above are incorporated by reference herein as though fully set forth at length.

     2. All capitalized terms used in this First Amendment of Lease and not defined herein shall have the meaning set forth in the Lease.

     3. The provisions of this First Amendment of Lease shall take effect as of the date hereof.

     4. The parties previously entered into a lease agreement, dated February 11, 1994 for certain other lands and improvements, which lease thereafter has been amended from time to time and which lease is to be further amended concurrently herewith. Said lease, as amended, is referred to herein as the "Grocery Lease".

     5. Exhibit A attached hereto and made a part hereof sets forth the legal description of the Land initially leased to Tenant, pursuant to the Lease, consisting of 13.5+ acres.

     6. The parties acknowledge that Tenant has delivered to Landlord "Notice of Additional Lands", dated May 23, 2001 exercising its election to lease
Additional Lands, consisting of 8.88 acres, pursuant to Paragraph 49 of the Lease.



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     7. The parties acknowledge that Tenant has delivered to Landlord "Notice of
Additional Building", dated May 23, 2001, exercising its election to further develop the Land and Additional Lands, pursuant to Paragraph 50 of the Lease.

     8. Exhibit B attached hereto and made a part hereof sets forth the legal description of the Additional Lands which Tenant is electing to lease hereunder.

     9. It is agreed that 2.052+/- acres of the Land described on Exhibit A, hereby are omitted from the Land leased pursuant to the Lease and are to become part of the land being leased to Tenant pursuant to the Grocery Lease ("New Grocery Lands"). A legal description of said land is attached hereto and made a part hereof as Exhibit C.

     10. The Land leased pursuant to the Lease hereby is modified further by adding thereto .993+/- acres of land previously leased to Tenant pursuant to the Grocery Lease, ("New Frozen Foods Lands"). A legal description of said land is attached hereto and made a part hereof as Exhibit D.

     11. The total acreage of the Land leased pursuant to the Lease as amended herein, following the exchange of land with the Grocery Lease, consists of 12.441+/- acres ("New Lease Lands"). A legal description of the New Lease Lands is attached hereto and made a part hereof as Exhibit E.

     12. It is acknowledged that Landlord has obtained subdivision approval from the Borough of Carteret to permit the exchange of leased land described herein.

     13. Landlord shall improve all of the Additional Lands leased hereunder in accordance with the plans attached hereto and made a part hereof as Exhibit F ("Improved Additional Lands Plans"). It is acknowledged that the installation of all asphalt behind the concrete curbs on the Additional Lands shall be performed by or on behalf of Tenant, at its sole cost and expense.

     14. The parties agree that the cost of such improvements to the Improved Additional Lands shall be $1,557,400 or $175,382.88 per acre.

     15. The initial annual Fixed Rent to be paid on account of the Improved Additional Lands ("Improved Additional Lands Fixed Rent") shall be determined as follows:



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         (a) The  acreage of the  Additional  Lands;  multiplied  by the cost of improvements per acre; multiplied by a rate equal to the 20 year United States Treasury Bill interest rate as of the Additional Lands Commencement Date (as defined herein), plus four percentage points; plus an amount equal to the maximum annual Unimproved Additional Lands Fixed Rent to be paid pursuant to the Lease. The annual Improved Additional Lands Fixed Rent per acre shall be the aggregate annual Improved Additional Lands Fixed Rent divided by 8.88.

         (b) By way of example, as of June 7, 2001, the annual Improved Additional Lands Fixed Rent per acre would be as follows:

              8.88 x 175,382.88 =  1,557,399.99 x .0952 = 148,264.47 + 104,000 =
              $252,264.47 )8.88 = $28,408.16

     16. The Improved Additional Lands Fixed Rent shall become due and payable on a monthly basis commencing as of the Improved Additional Lands Commencement Date (as defined herein).

     17. Notwithstanding the foregoing, in the event that Tenant exercises its option to cause Landlord to construct an Additional Building pursuant to the Grocery Lease prior to the Additional Lands Completion Date, as hereinafter defined, then the Improved Additional Lands Fixed Rent to be paid hereunder shall be reduced by fifty (50%) percent for the period commencing on the date Landlord receives notice from Tenant of the exercise of the option to construct the Additional Building pursuant to the Grocery Lease until the Additional Building Delivery of Possession Date, as hereinafter defined.

     18. The Improved Additional Lands Commencement Date shall be the earlier to occur of:

          (a) The date on which the improvements to the Improved Additional Lands are Substantially Completed; or

          (b) The Additional Building Delivery of Possession Date (as defined herein).

     19. Landlord shall construct an Additional Building on the New Lease Lands consisting of approximately 99,799 square feet, in accordance with the site plan attached hereto and made a part hereof as Exhibit G and in accordance with the plans and specifications attached hereto and made a part hereof as Exhibit H.

     20. It is acknowledged that Landlord has obtained site plan approval from the Borough of Carteret for the aforesaid site plan of the Additional Building.

     21. The parties agree that the cost of construction of the Additional Building shall be $9,255,855.73 or $92.74 per square foot, inclusive of the cost of demolition of existing structures and improvements.



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     22. In connection with the Additional  Building,  Tenant,  at its sole cost and expense, shall perform or cause to be performed, all of the work set forth on Exhibit I attached hereto ("Tenant's Work"), which work shall be included within "Tenant Delay" as defined in Paragraph 3(g) of the Lease.

     23. Landlord shall deliver possession of the Additional Building and the Improved Additional Lands pursuant to Paragraphs 3(a), 3(c), 3(g) and 3(m) of the Lease. The delivery of possession of the Additional Building is defined herein as the "Additional Building Delivery of Possession Date".

     24. The initial annual Fixed Rent to be paid by Tenant on account of the Additional Building ("Additional Building Fixed Rent") shall become due and payable on a monthly basis, commencing as of the Additional Building Delivery of Possession Date.

     25. The initial annual Additional Building Fixed Rent per square foot shall be determined as follows:

          (a) The square footage of the Additional Building multiplied by the cost per square foot of construction; multiplied by a rate equal to the 20-year United States Treasury Bill interest rate as of the Additional Building Delivery of Possession Date, plus four percentage points; plus an amount equal to the real estate commission to be paid in connection with the leasing of the Additional Building (Brokerage Agreement provides for .25(cent) per square foot); minus the acreage of the New Grocery Lands, multiplied by the sum of $11,711.71 per acre; plus the acreage of the New Frozen Foods Lands, multiplied by the sum of $11,711.71 per acre;

          (b) By way of example, as June 7, 2001, the initial annual Additional Building Fixed Rent would be as follows:

               99,799 x 92.74 =  9,255,855.73 x .0952 = 881,225.17 + 24,949.75 =
               906,174.92 - (2.052 x 11,711.71) = 24,032.43 = 882,142.49 + (.993
               x 11,711.71) = 11,629.73 = 893,772.22.

          (c) The initial annual Additional Building Fixed Rent for the Additional Building would be $893,772.22 and the initial annual per square foot Fixed Rent for the Additional Building would be $8.96 per square foot.

     26. The annual Additional Building Fixed Rent shall increase at the rate of 25 cents per square foot as of the commencement of each fifth anniversary of the Additional Building Delivery of Possession Date, including during any Renewal Terms, if applicable.



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     27. Tenant shall be  responsible  for the payment of all  Additional  Rent, including Taxes, as defined in the Lease, in connection with the Additional Lands and Additional Building in the same manner and to the same extent as provided for in the Lease for the initial Premises described therein.

     28. The annual Fixed Rent for the initial Building leased pursuant to the Lease shall not change and shall remain in accordance with the applicable provisions of the Lease.

     29. The Additional Lands and Additional Building shall be used by Tenant in accordance with the provisions of Paragraph 6 of the Lease in the same manner and to the same extent as if they were part of the initial Premises leased pursuant to the Lease.

     30. In the event that Tenant exercises its option on or before September 30, 2002, to cause Landlord to construct an Additional Building pursuant to the Grocery Lease, then and in such event, the Term of the Lease as amended herein, shall be extended for a period of three years and shall terminate on March 31, 2021 ("Extended Initial Term").

     31. If Tenant does not exercise its option on or before September 30, 2002 to cause Landlord to construct an Additional Building pursuant to the Grocery Lease, then and in such event, the Term of the Lease, as amended herein, shall continue to terminate on March 31, 2018.

     32. All of the respective Fixed Rent payments to be made pursuant to the Lease as amended herein, shall continue during the Extended Initial Term, if applicable, and shall be in the same amounts as shall be due and payable during the last Lease Year of the initial Term, ending March 31, 2018.

     33. Upon the Delivery of Possession thereof, the Additional Building and the Additional Lands shall be deemed part of the Premises leased to Tenant pursuant to the Lease as herein amended, in the same manner and to the same extent as if the Additional Building and the Additional Lands were part of the Premises leased to Tenant as of the Commencement Date of the Lease, including, without limitation, the respective obligations of Landlord and Tenant for repair and maintenance, the Tenant obligations of insurance and the rights of Tenant to purchase the Premises and/or to extend the Term of the Lease.

     34. (a) As of the Additional Building Delivery of Possession Date, Tenant shall deliver to Landlord on account of Security a new letter of credit or an additional letter of credit, in accordance with the applicable provisions of Paragraph 40 of the Lease, in such amount so that the aggregate amount of the letter(s) of credit delivered to Landlord as Security shall be equal to two (2) months Fixed Rent.



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     (b) At such times as any of the Fixed Rent payments shall increase pursuant to the Lease, or this First Amendment to Lease, or any subsequent Amendment to Lease, Tenant shall deliver to Landlord on account of Security, a new letter of credit or an additional letter of credit, in accordance with the applicable provisions of Paragraph 40 of the Lease, in such amount so that the aggregate amount of the letter(s) of credit shall be equal to two (2) months Fixed Rent.

     35. Concurrently herewith, Tenant shall provide to Landlord proof of insurance in accordance with the provisions of Paragraph 7(a)(i) of the Lease, insuring the initial Building and improvements against physical loss or damage in the amount of $17,000,000.

     36. As of the Additional Building Delivery of Possession Date, Tenant shall provide to Landlord proof of insurance in accordance with the provisions of Paragraph 7(a)(i) of the Lease, insuring the Additional Building and Improvements to the Improved Additional Lands against physical loss or damage in the amount of $10,500,000.

37. Paragraph 26(g) of the Lease hereby is amended to read as follows: "As used in this lease, Permitted Mortgage(s) shall mean any Mortgage(s) made by a Permitted Mortgagee(s), which provides for all of the following: (i) individually, or when added to all other Permitted Mortgage(s) on the Premises for a release or discharge of the Permitted Mortgage as a lien against the Premises upon receipt of payment of an amount not greater than the Purchase Price, as set forth in Paragraph 41 including the imposition of any release or discharge fee, but exclusive of its costs in processing such action, including its attorneys' fees, and any prepayment penalties, fees and charges in connection therewith; and (ii) shall be pre-payable at any time, in whole or in part in connection with a release or discharge of the Permitted Mortgage or as a partial release as a lien against the Premises, provided, however, that such Permitted Mortgage may contain a prohibition on pre-payments provided such prohibition shall not be in effect or applicable at the time Tenant may exercise its option to purchase as set forth in Paragraph 41, and further provided any pre-payment penalties, fees and charges that Tenant shall be obligated to pay shall not exceed those set forth on Exhibit H to the Lease (unless Landlord agrees to pay such excess). Except for the prepayment penalty to be paid by Tenant pursuant to Paragraph 41 (k) (xi) of the Lease, the costs of obtaining the discharge or release of the Permitted Mortgage, including the costs incurred by the Permitted Mortgagee in processing such action and its attorneys' fees shall be paid by Landlord."

     38. It is acknowledged that on the Expiration Date or sooner termination of the Term, Tenant shall have the right to remove such improvement from the Building and/or the Additional Building as it may elect to remove, subject to and in accordance with the provisions of Paragraph 27 of the Lease.



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     39. In all other respects and matters,  the Lease, as amended herein, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused these presents to be signed by duly authorized persons, as of the day and year first above written.



                                    Landlord:

                                    T/A PORT CARTERET, a joint venture
                                    By:   AMAX REALTY DEVELOPMENT, INC.


                                    By:  /s/ Anthony Filiaci
                                        ---------------------------------------
                                        Anthony Filiaci, Vice President &
                                        General Manager


                                    By:   V. PAULIUS & ASSOCIATES


                                    By:  /s/ Robert Paulius
                                        ---------------------------------------
                                         Robert Paulius , Vice President


                                    Tenant:

                                    DIGIORGIO CORPORATION


                                    By:  /s/ George W. Conklin
                                        ---------------------------------------
                                        George W. Conklin, Vice President



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                                LIST OF EXHIBITS


     A.   Initial Land (13.5 +/- acres)

     B.   Additional Lands (8.88 +/- acres)

     C.   New Grocery Lands (2.052 +/-)

     D.   New Frozen Foods Lands (.993 +/- acres)

     E.   New Lease Lands (12.441 +/- acres)

     F.   Improved Additional Lands Plans

     G.   Additional Building Site Plan

     H.   Additional Building Plans & Specifications

     I.   Tenant Work


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